UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT





PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    January 5, 1995




                           Meredith Corporation
         (Exact name of registrant as specified in its charter)



                    Iowa                1-5128          42-0410230
      (State or other jurisdiction   (Commission     (I.R.S. Employer
          of incorporation)          File Number)   Identification No.)



    1716 Locust Street, Des Moines, Iowa                50309-3023
  (Address of principal executive offices)              (ZIP Code)



  Registrant's telephone number, including area code  515 - 284-3000







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Item 2.  Acquisition or Disposition of Assets.

On January 5, 1995, Meredith Corporation (the "Company") purchased the assets of WSMV-TV, a television station located in Nashville, Tennessee from Cook Inlet Television Partners, L.P. and Cook Inlet Television License Partners, L.P. The purchased assets of WSMV-TV included its FCC authorizations, its NBC television network affiliation contract and all real and personal property used in operating the television station. The purchase price for WSMV-TV was $159 million which the Company believes approximates the fair value of the total assets acquired based on current market conditions. The acquisition was financed by cash from short-term investments and lines of credit and $100 million in term borrowings from a group of four banks led by The Northern Trust Company as agent. The Company intends to continue operation of WSMV-TV as an NBC television network affiliate.



Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

(b)  Pro forma financial information.

     It is impractical to provide the required financial statements and pro forma financial information as of this date. The required financial statements and pro forma financial information will be filed under cover of Form 8 with the Commission as soon as practicable, but not later than March 21, 1995, as required.

(c)  Exhibits

     (2) Asset Purchase Agreement (the "Agreement") by and between Cook Inlet Television Partners, L. P. and Cook Inlet Television License Part-ners, L.P. and Meredith Corporation, dated as of August 19, 1994. (Incorporated herein by reference to Exhibit 2 to the Company's
          Form 10-Q for the period ended September 30, 1994.) (Schedules and exhibits to the Agreement as listed on pages vii through ix of the index to the Agreement were not filed with the Commission. Copies of any such schedules and/or exhibits to the Agreement will be furnished supplementally to the Commission upon request.)

     (99) Press release dated January 5, 1995 issued by Meredith Corporation.



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                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              MEREDITH CORPORATION
                              Registrant



                                (Larry D. Hartsook)
                                 Larry D. Hartsook
                              Vice President - Finance
                              (Principal Financial and
                                 Accounting Officer)




Date:  January 19, 1995















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                                  Exhibit Index







            Exhibit #
            ---------

              (99)          Press release dated January 5, 1995
                            issued by Meredith Corporation.























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